UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
February 5, 2007
Date of Report (Date of earliest event reported)
BLACKBOARD INC.
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	000-50784 (Commission File Number No.)	52-2081178 (IRS Employer Identification \ No.)
1899 L Street, N.W.
Washington, D.C. 20036
(Address of principal executive offices)
(202) 463-4860
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
     On February 6, 2007, Blackboard Inc. (the “Company”) issued a press release reporting its financial results for the quarter and year ended December 31, 2006. A copy of the press release is furnished hereto as Exhibit 99.1.
     The information referenced in this Item shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into a filing under the Securities Act of 1933, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
     (e) On February 5, 2007, the Compensation Committee of the Board of Directors approved the fiscal year 2006 bonus amounts payable to the named executive officers listed in Exhibit 99.2. The Compensation Committee also approved the fiscal year 2007 base salary, target bonus and long term cash incentive amounts for the named executive officers as set forth in Exhibit 99.2. Exhibit 99.2 is incorporated herein by reference. The Compensation Committee also approved the terms of stock option agreements for named executive officers of the Company. Copies of the forms of stock option agreements are attached hereto as Exhibits 99.4 and 99.5, and are incorporated herein by reference.
Item 8.01 Other Events
     On February 5, 2007, the Board of Directors approved the Outside Director Compensation Plan which provides for the payment of cash compensation and stock option grants to the non-employee directors of the Company as set forth in Exhibit 99.3. Exhibit 99.3 is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
Exhibit 99.1 Press Release dated February 6, 2007.
Exhibit 99.2 Summary of Approved 2006 and 2007 Compensation
Exhibit 99.3 Outside Director Compensation Plan
Exhibit 99.4 Form of Executive Stock Option Agreement
Exhibit 99.5 Form of Executive Stock Option Agreement

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKBOARD INC. (Registrant)
Dated: February 6, 2007	By:	/S/ Matthew H. Small
Matthew H. Small
Chief Legal Officer

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 99.1	Press Release dated February 6, 2007.

Exhibit 99.2	Summary of Approved 2006 and 2007 Compensation

Exhibit 99.3	Outside Director Compensation Plan

Exhibit 99.4	Form of Executive Stock Option Agreement

Exhibit 99.5	Form of Executive Stock Option Agreement